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February 19, 1997



Hartford Life Insurance Company
P.O. Box 5085
Hartford, CT   06102-5085


RE: Rule 24f-2 Notice with respect to Securities Act of 1933 Registration Statement of Hartford Life Insurance Company -Separate Account One
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To Whom it May Concern:

I serve as counsel to Hartford Life Insurance Company and the above referenced Separate Account. This Separate Account currently has a Registration Statement under the Securities Act of 1933 ("Securities Act") in effect that were filed with the Securities and Exchange Commission to register units of interest issued to Contract Owners to evidence the investment of their Contract premium payments in shares of Hartford Bond Fund, Inc., Hartford Stock Fund, Inc., HVA Money Market Fund, Inc., Hartford Advisers Fund, Inc., Hartford Capital Appreciation Fund, Inc., Hartford Mortgage Securities Fund, Inc., Hartford Index Fund, Inc. and Hartford International Opportunities Fund, Inc. The units of interest represent undivided interests in the shares so acquired. The Securities Act Registration Statements, which have been declared effective, recited the election of the Separate Account to register an indefinite number of units of interest pursuant to Rule 24f-2.

In acting as counsel, I have made an examination of law and examined such records and documents as I have deemed necessary to render the following opinion. It is my opinion that the units of interest issued between January 1, 1996 and December 31, 1996 were legally issued and the rights created thereby are fully enforceable.

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Page Two\Rule 24f-2 Notice with respect to Securities Act of 1933 Registration
Statement of Hartford Life Insurance Company-Separate Account One
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I hereby consent to this Opinion accompanying the Form 24f-2 Notice to be filed by and on behalf of this Separate Account for 1996.

Very truly yours,


   /S/ Marianne O'Doherty

Marianne O'Doherty
Associate Counsel